Exhibit 10.15

ADDENDUM # 1 TO LOAN AGREEMENT

This Amendment and Addendum (the “Addendum”) is made with effect as of November 19, 2024 (the “Effective Date”) by and among Regentis Biomaterials Ltd., a company, incorporated under the laws of Israel (the “Company”) and the lenders identified in Schedule A attached hereto (each, a “Lender” and collectively, the “Lenders”). The Company and the Lenders shall each be referred to as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties have entered into that certain Loan Agreement dated as set out in Schedule A, as amended from time to time (the “Agreement”); and

WHEREAS, the Parties wish to make certain amendments to the Agreement; and

NOW, THEREFORE, IT IS DECLARED AND AGREED AS FOLLOWS:

1.	Object of the Addendum.

Except as specifically modified in this Addendum, the provisions, terms, conditions and definitions in the Agreement shall remain in full force and effect and shall apply to this Addendum mutatis mutandis.

2.	Amendments to the Agreement.

2.1.	Section 1.2 of the Agreement shall be deleted in its entirely and replaced with the following Section 1.2:

“1.2	Upon the consummation of a Qualifying IPO, the Company shall issue and allot to the Lenders on a pro rata basis to each Lender’s Amount, warrants exercisable during a period of three (3) years from their date of grant into Ordinary A Shares, nominal value NIS 0.01 each (the “Ordinary Shares”) of the Company, at an exercise price equal to the nominal value of such Ordinary Shares (the “Issued Warrants”) so that for each US$ 10 such Lender lent to the Company under the Agreeement, said Lender shall be issued a warrant exercisable into two (2) Ordinary Shares.

Any tax consequences arising from the issuance of the Issued Warrants and their exercise into Ordinary Shares shall be borne solely by each Lender. The Company shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.

The term “Qualifying IPO” shall mean the closing of the first underwritten public offering of the Company’s Ordinary Shares to the general public pursuant to an effective registration statement under the U.S. Securities Act of 1933, and in connection with such offering, the Ordinary Shares of the Company are listed for trading on the NYSE or the NASDAQ.

2.2.	Section 1.3 of the Agreement shall be deleted in its entirely and replaced with the following new Section 1.3:

“1.3	Repayment. the Outstanding Debt (as defined below) shall become fully due and payable in cash upon the earlier of (i) the date of consummation of a Qualifying IPO or (ii) August 31, 2025 (the “Maturity Date”). In addition, at Maturity Date, the Company shall pay the Lenders an aggregate risk premium equal to US$ 50,000 (the “Risk Premium”), on a pro rata portion of each Lender’s Amount”

3.	Addendums to the Agreement.

3.1.	Loan Interest. The Loan Amount as provided to the Company shall bear, commencing as of September 1, 2024 and until the Maturity Date, an annual interest of eight percent (8%) to be added to the Loan Amount (the “Accrued Interest”). The Loan Amount and the Accrued Interest, together, the “Outstanding Debt”.

4.	Entire Agreement.

4.1.	This Addendum and the Agreement constitute the full and entire understanding and agreement between the Parties with regard to the subject matters hereof and thereof.

4.2.	In the event of an inconsistency between the terms and conditions contained herein and the terms and conditions contained in the Agreement, the terms and conditions contained herein shall prevail.

4.3.	This Addendum may be signed in counterparts, by facsimile or otherwise, each deemed an original and all of which together will constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

[Company Signature Page. Addendum to Loan Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Company

Name and title:	Ehud Geller, Chairman

Date:

Signature	/s/ Ehud Geller

[Lender Signature Page. Addendum to Loan Agreement]

Lender

Name and title:	[_____________________________]

Date:

Signature

Schedule A

Lenders	Email Address	Lender Amount (US$)
Ehud Geller	egeller@medicavp.com	50,000
Medlant Ltd.	David@tln.co.il	50,000
Ronen Kantor	rkantor@dtkgg.com	10,000
Jeff Dykan	jeff@vitalifevc.com	20,000
Oren Traistman	yaron@factor-one.co.il	20,000
Total		150,000